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As filed with the Securities and Exchange Commission on September 21, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9900 Bren Road East Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

UNITED HEALTHCARE CORPORATION
AMENDED AND RESTATED
1991 STOCK AND INCENTIVE PLAN,
AMENDED AND RESTATED EFFECTIVE MAY 14, 1997
(Full title of the plan)

DAVID J. LUBBEN General Counsel and Secretary UnitedHealth Group Incorporated 9900 Bren Road East Minnetonka, Minnesota 55343 (Name and address of agent for service)	Copy to: JAMES D. ALT, ESQ. Dorsey & Whitney LLP Pillsbury Center South 220 South 6th Street Minneapolis, Minnesota 55402

(952) 936-1300
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Common Stock ($.01 par value)	10,000,000 shares	$92.22	$922,200,000	$243,460.80

*
Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the New York Stock Exchange on September 18, 2000.

Part II.
Information Required in the Registration Statement

    The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statements on Form S-8 (File Nos. 33-50285; 33-67918; 33-75846; 33-59083; 333-06533; 333-25923; 333-50461 and 333-87243) filed with the Securities and Exchange Commission on July 31, 1992; August 26, 1993; February 28, 1994; May 4, 1995; June 21, 1996, April 25, 1997, April 20, 1998 and September 16, 1999, respectively.

Item 8. Exhibits

Exhibit Number	Description
5	Opinion and Consent of the General Counsel of the Registrant
15	Letter re Unaudited Interim Financial Information
23.1	Consent of Arthur Andersen LLP, independent public accountants
23.2	Consent of the General Counsel of the Registrant (included in Exhibit 5 above)
24	Power of Attorney

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 21st day of September, 2000.

UNITEDHEALTH GROUP INCORPORATED
By	/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire, M.D. Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on this 21st day of September, 2000.

/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire, M.D.	Director and Chief Executive Officer (principal executive officer)
/s/ ARNOLD H. KAPLAN Arnold H. Kaplan	Chief Financial Officer (principal financial officer)
/s/ PATRICK J. ERLANDSON Patrick J. Erlandson	Chief Accounting Officer (principal accounting officer)
William C. Ballard, Jr.	Director	* Walter F. Mondale	Director
* Richard T. Burke	Director	* Mary O. Mundinger	Director
/s/ STEPHEN J. HEMSLEY Stephen J. Hemsley	Director	* Robert L. Ryan	Director
* James A. Johnson	Director	* William G. Spears	Director
* Thomas H. Kean	Director	* Gail R. Wilensky	Director
Douglas W. Leatherdale	Director

*By	/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire, M.D. As Attorney-In-Fact

Exhibit Index

Exhibit Number	Description
5	Opinion and Consent of the General Counsel of the Registrant
15	Letter re Unaudited Interim Financial Information
23.1	Consent of Arthur Andersen LLP, independent public accountants
23.2	Consent of the General Counsel of the Registrant (included in Exhibit 5 above)
24	Power of Attorney

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Part II. Information Required in the Registration Statement
SIGNATURES
Exhibit Index